UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2026

EquipmentShare.com Inc
(Exact name of registrant as specified in its charter)

Texas	7359	47- 2405753
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
5710 Bull Run Drive
Columbia, Mo, 65201
(573)-826-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00000125 per share	EQPT	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On January 22, 2026, EquipmentShare.com Inc (the “Company’) entered into an underwriting agreement in connection with the initial public offering (the “IPO”) of its Class A common stock, par value $0.00000125 per share (the “Class A Common Stock”). Pursuant to the underwriting agreement, the Company agreed to sell 30,500,000 shares of its Class A Common Stock and certain selling shareholders agreed to sell 4,575,000 shares of Class A Common Stock to the underwriters pursuant to the underwriters’ option to purchase additional shares. On January 26, 2026, the closing of the IPO occurred, including the additional shares as the underwriters fully exercised the option.
In connection with the IPO, the Company amended its articles of formation, as described in Item 5.03 below. Pursuant to the A&R Certificate of Formation (as defined below), all outstanding common stock was reclassified into Class A Common Stock.
On January 22, 2026, the Company entered into an exchange agreement (the “Exchange Agreement”) with Jabbok and William Schlacks (each, a “Co-Founder,” and together, the “Co-Founders”). The Exchange Agreement provided for the automatic exchange of all shares of Class A Common Stock held by the Co-Founders immediately after the reclassification of all shares of the Company’s common stock into shares of Class A Common Stock pursuant to the A&R Certificate of Formation for an equivalent number of shares of Class B Common Stock, par value $0.00000125 per share. The securities issued to the Co-Founders were issued pursuant to an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). At the same time, the Co-Founders entered into a voting agreement pursuant to which, with respect to any matter submitted to the Company’s shareholders for a vote, each Co-Founder agreed to vote or exercise his rights to consent with respect to all shares beneficially owned by him together with, and in the same manner as, the other Co-Founder as mutually agreed by the Co-Founders.
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 26, 2026, the Company filed its amended and restated certificate of incorporation (the “A&R Certificate of Formation”) with the Secretary of State of the State of Texas, and its amended and restated bylaws (the “A&R Bylaws”) became effective, each in connection with the closing of the IPO. As described in the final prospectus, dated January 22, 2026 (the “Prospectus”) relating to the Registration Statement on Form S-1 (File No. 333-292018), as amended, filed with the Securities and Exchange Commission on January 23, 2026, pursuant to Rule 424(b) under the Securities Act, the Company’s board of directors and shareholders previously approved the amendment and restatement of the A&R Certificate of Formation and the A&R Bylaws to be effective immediately prior to the closing of the IPO. A description of certain provisions of the A&R Certificate of Formation and the A&R Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus.
The foregoing description of the A&R Certificate of Formation and the A&R Bylaws is qualified in its entirety by reference to the full text of (1) the A&R Certificate of Formation filed as Exhibit 3.1 hereto and (2) the A&R Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Formation of EquipmentShare.com Inc

3.2	Amended and Restated Bylaws of EquipmentShare.com Inc

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIPMENTSHARE.COM INC

Date: January 26, 2026	By:	/s/ John Griffin
	Name:	John Griffin
	Title:	General Counsel and Corporate Secretary